EXHIBIT 10.9

                     MANAGEMENT SERVICES AGREEMENT BETWEEN
                      PATCH ENERGY INC. AND DAVID STADNYK
                            DATED FEBRUARY 11, 2002


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                                PATCH ENERGY INC.
                          Suite 600 - 595 Hornby Street
                             Vancouver, B.C. V6C 1A4

February 11, 2002


Stadnyk Corporate Group Ltd.

ATTENTION: DAVID STADNYK
------------------------

Dear Mr. Stadnyk:

RE: MANAGEMENT SERVICES

The following are the terms and conditions upon which Patch Energy Inc. (the "Company") is prepared to contract with you to provide the services of David Stadnyk to the Company. By signing this letter agreement you accept the following terms and conditions:

1.       WORK DUTIES

1.1 The services of Mr. Stadnyk will be provided to carry out such duties and responsibilities as the board of directors may from time to time determine.

2.       TERM OF EMPLOYMENT

2.1 The contract shall be for a three year period, starting February 11, 2002 and ending February 11, 2005 provided that this Agreement shall be automatically renewed for successive terms on a year to year basis unless notice of non-renewal is effected by either party with written notice of non-renewal at least 90 days prior to the expiry of the then applicable term of this Agreement, in which case this Agreement will expire on the last day of such term.

3.       CONSIDERATION

3.1 Subject to the other terms and conditions of this Agreement, the Company agrees to pay consideration of US$60,000 per annum for the services provided hereunder, subject to such annual increases as the board of directors shall determine.

3.2 Mr. Stadnyk shall also be eligible for incentive compensation in the form of stock options in the Company, in accordance with the policy formulated by the Company from time to time. Eligibility for stock options shall be determined by the Company's compensation committee.




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4.       EXPENSES

4.1 In accordance with policies formulated by the Company from time to time, you will be reimbursed for all reasonable travelling and other expenses actually and properly incurred by you in connection with the performance of your duties and functions. For all such expenses, you will be required to keep proper accounts and to furnish statements and vouchers to the Company within 30 days after the date the expenses are incurred.

5.       SERVICE TO THE COMPANY

5.1 During the term of this Agreement, Mr. Stadnyk shall devote such amount of time as shall be reasonably necessary to performing the services hereunder provided that it is acknowledged that it is not intended that Mr. Stadnyk devote the whole of his working time to providing the services hereunder.

6.       CONFIDENTIALITY

6.1 All business and trade secrets and confidential information and knowledge which may be acquired during the terms of this Agreement related to the business and affairs of the Company (collectively the "Confidential Information"), will for all purposes and at all times, both during the term of this Agreement and at all times thereafter, be held by you in trust for the exclusive benefit of the Company. Neither during the term of this Agreement nor at any time thereafter shall such Confidential Information be disclosed to any corporation or person other than the Company, nor will it be used for any purposes other than those expressly authorized by the Company. This paragraph does not apply to any information which would be found in the public domain.

7.       TERMINATION

7.1      The following termination and resignation provisions apply to this
Agreement:

         (a) it may be terminated by you on 30 days' prior written notice to the Company; and

         (b) on receipt of such notice, the Company may elect to pay a pro rata portion of the annual compensation provided for hereunder for such 30 days, in which case the Agreement will terminate immediately upon receipt of such payment.

8.       INDEPENDENT CONTRACTOR

8.1 In performing the services hereunder, it is acknowledged that Mr. Stadnyk is acting as an independent contractor and not as an employee of the Company.

9.       LAW OF THE CONTRACT

9.1 Any dispute relating to the terms of this Agreement will be resolved pursuant to the laws of the Province of British Columbia.


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If you are prepared to accept employment with the Company on the foregoing terms, kindly confirm your acceptance and agreement by signing the enclosed duplicate copy of this letter where indicated and return one copy to us.

We ask you to fully consider all of the above terms and to obtain any advice you feel is necessary, including legal advice, before you execute this Agreement.

Yours very truly,

PATCH ENERGY INC.




Per:     /s/ David Stadnyk
     -----------------------------------
         Authorized Signatory


ACCEPTED AND AGREED TO THIS 11TH DAY OF FEBRUARY, 2002. I HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS SET OUT IN THIS LETTER
AGREEMENT.  I HAVE BEEN GIVEN FULL OPPORTUNITY TO CONSULT WITH
LEGAL ADVISORS OF MY CHOOSING.


STADNYK CORPORATE GROUP LTD.


Per:     /s/ David Stadnyk
      -----------------------------------
         Authorized Signatory